Exhibit 10.43

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between Zach Swarts (the “Officer”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Officer is serving as the Chief Financial Officer of the Company.

B.	The Company does not at this time have directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.

Willingness to Serve. The Officer has been willing to serve as an officer of the Company, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth under law, within the Company articles of incorporation and bylaws, and as stated herein.

2.

Indemnification. The Company hereby indemnifies the Officer against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Officer, by reason of the fact he is and was an officer or agent of the Company, at a minimum, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Officer must notify the Company within five calendar days of becoming aware of any suit, action or proceeding brought against the Officer, and the Company agrees to immediately defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Officer against the payment of the settlement of any claim, the Company must have been given the opportunity to approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/ Zach Swarts

                                           Zach Swarts, Individual